As filed with the Securities and Exchange Commission on September 5, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Baker Hughes Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0207995 (IRS Employer Identification Number)
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
(713) 439-8600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alan R. Crain, Esq.
Senior Vice President & General Counsel
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
(713) 439-8600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:
Christine B. LaFollette
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
Telephone: (713) 220-5800

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of each class of	Aggregate Offering	Amount of
Securities to be registered	Price (1)(2)	registration fee
Common Stock, par value $1.00 per share	—	—
Preferred Stock, par value $1.00 per share	—	—
Debt Securities	—	—
Warrants (3)	—	—
Total	$2,000,000,000	$61,400

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $2,000,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $2,000,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	There is being registered hereunder such indeterminate number or amount of common stock, preferred stock and debt securities as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(3)	Warrants to purchase common stock, preferred stock or debt securities of the Registrant may be sold separately or with common stock, preferred stock or debt securities of the Registrant.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 5, 2007
PROSPECTUS
$2,000,000,000
Baker Hughes Incorporated
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS

     We, Baker Hughes Incorporated, may offer from time to time our debt securities, common stock, preferred stock and warrants. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
     Our common stock is listed on the New York Stock Exchange under the trading symbol “BHI.”
     Investing in our securities involves risks. See the section entitled “Risk Factors” on page 1 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2007.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.
     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Baker Hughes” and to the “company,” “we,” “us” or “our” are to Baker Hughes Incorporated and its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
     Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-9397). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and at our web site at http://www.bakerhughes.com. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.
     Our common stock is listed on the New York Stock Exchange under the symbol “BHI.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, 7th Floor, New York, New York 10005.
     The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC

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under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information furnished rather than filed):
•	our annual report on Form 10-K for the year ended December 31, 2006;

•	our quarterly reports on Form 10-Q for the three months ended March 31, 2007 and June 30, 2007;

•	our current reports on Form 8-K, filed with the SEC on January 30, 2007, March 5, 2007, March 22, 2007, April 4, 2007, June 5, 2007, June 18, 2007 and August 31, 2007; and

•	the description of our common stock set forth in the registration statement on Form 8-A/A, filed with the SEC on August 24, 2007.
     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:
Baker Hughes Incorporated
Attention: Corporate Secretary
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
(713) 439-8600
FORWARD-LOOKING STATEMENTS
     We have made in this prospectus and in the reports and documents incorporated herein by reference, and may from time to time otherwise make in other public filings, press releases and discussions with our management, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement. Our expectations regarding our business outlook, including changes in revenue, pricing, expenses, capital spending, backlogs, profitability, tax rates, strategies for our operations, impact of our common stock repurchases, oil and natural gas market conditions, market share and contract terms, costs and availability of resources, economic and regulatory conditions, and environmental matters are only our forecasts regarding these matters.
     All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our quarterly reports on Form 10-Q for the three months ended March 31, 2007 and June 30, 2007, as well as the risk factors described in our annual report on Form 10-K for the year ended December 31, 2006 and those set forth from time to time in our filings with the SEC. These documents are available through our web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at http://www.sec.gov.

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ABOUT US
     We are engaged in the oilfield services industry. We are a major supplier of products and technology services and systems to the worldwide oil and natural gas industry, including products and services for drilling, formation evaluation, completion and production of oil and natural gas wells. Our principal executive offices are located at 2929 Allen Parkway, Suite 2100, Houston, Texas 77019, and our telephone number is (713) 439-8600. We maintain a website on the Internet at http://www.bakerhughes.com. Unless specifically incorporated by reference in this prospectus, information that you may find on our website is not part of this prospectus.
RISK FACTORS
     You should carefully consider the factors contained in our annual report on Form 10-K for the fiscal year ended December 31, 2006 under the headings “Risk Factors” and in our quarterly reports on Form 10-Q for the for the three months ended March 31, 2007 and June 30, 2007, under the heading “Risk Factors” before investing in our securities. You should also consider similar information contained in any annual report on Form 10-K or other document filed by us with the SEC after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described therein speculative or risky.
USE OF PROCEEDS
     Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:
•	acquisitions;

•	working capital;

•	capital expenditures;

•	repayment of debt; and

•	repurchases and redemptions of securities.
     The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	18.15	17.74	17.14	11.20	6.93	4.24	4.13
     For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

DESCRIPTION OF DEBT SECURITIES
     We may offer debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under an indenture between us and a banking or financial institution, as trustee. The indenture may be supplemented by supplemental indentures, the material provisions of which will be described in your prospectus supplement.
     When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
     As used in this description, the words “Baker Hughes,” “we,” “us” and “our” refer to Baker Hughes Incorporated, and not to any of its subsidiaries or affiliates.
     We have summarized some of the material provisions of the indenture below. This summary does not restate that agreement in its entirety. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities.
     Capitalized terms defined in the indenture have the same meanings when used in this prospectus.
General
     The debt securities issued under the indenture will be our direct, unsecured general obligations. Thus, by owning a debt security, you are one of our unsecured creditors. The debt securities will rank equally with all of our other unsecured and unsubordinated debt.
     We may issue as many distinct series of debt securities under the indenture as we wish. When we refer to a series of debt securities, we mean a series issued under the indenture. This section summarizes terms of the securities that apply generally to all series. The provisions of the indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your series in the prospectus supplement for that series. Those terms may vary from the terms described here.
     A substantial portion of our assets is held by our operating subsidiaries. With respect to these assets, holders of debt securities that are not guaranteed by our operating subsidiaries will have a position junior to the prior claims of creditors of these subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourself be a creditor with recognized claims against any subsidiary. Our ability to pay the principal, premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us by our subsidiaries of dividends, debt principal and interest or other charges.
Principal Amount, Stated Maturity and Maturity
     The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.
     The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
     We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities
     The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. Your prospectus supplement will describe the specific terms of your debt security. These terms will include some or all of the following:
•	the title of the series of the debt securities;

•	any limit on the total principal amount of the debt securities of the same series;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	if the debt securities are indexed debt securities, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt securities will be exchangeable for or payable in cash, securities or other property;

•	if the debt securities may be converted into or exercised or exchanged for common or preferred stock or other securities of Baker Hughes or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if the debt securities are also original issue discount debt securities, the yield to maturity;

•	if applicable, the circumstances under which the debt securities may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the depositary for the debt securities, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, paying agents, transfer agents or registrars for the debt securities;

•	any provisions granting special rights to holders when a specified event occurs; and

•	any other terms of the debt securities, which could be different from those described in this prospectus.
     The indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you. The indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.
Covenants
     Under the indenture, we:
•	will pay the principal of, interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee at the end of each fiscal year reviewing our obligations under the indenture;

•	will preserve our corporate existence; and

•	will deposit sufficient funds with any paying agent on or prior to the due date for any principal, interest or premium.
Redemption or Repayment
     If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement.
     We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Mergers and Sale of Assets
     The indenture provides that we may not consolidate with or merge into any other corporation or other entity or sell, convey, transfer or lease all or substantially all of our properties and assets to another corporation or other entity, unless:
•	either: (a) Baker Hughes is the surviving corporation; or (b) the entity formed by or surviving any such consolidation or merger or to which such sale, transfer, conveyance or other disposition has been made is a corporation, limited liability company, partnership or trust organized under the laws of any jurisdiction, whether in the U.S. or elsewhere;

•	the entity formed by or surviving any such consolidation or merger (if other than Baker Hughes) or the entity to which such sale, transfer, conveyance or other disposition has been made expressly assumes all of the obligations of Baker Hughes under the indenture and the debt securities of that series governed thereby pursuant to agreements reasonably satisfactory to the trustee;

•	we or the successor will not immediately be in default under the indenture; and

•	we deliver an officers’ certificate and opinion of counsel to the trustee stating that such consolidation, merger, conveyance, transfer or lease complies with the indenture and that all conditions precedent set forth in the indenture have been complied with.
     If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Baker Hughes but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.
     If the conditions described above are satisfied, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture. Also, if we merge, consolidate or sell substantially all of our assets and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities, including the imposition of U.S. withholding taxes in relation to future interest payments. Our succession by a non-U.S. entity could also impede the effective exercise of remedies available to the trustee or holders of debt securities following an event of default with respect to such debt securities.
Events of Default
     “Event of default,” when used in the indenture, with respect to debt securities of any series, means any of the following:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 60 days;

•	default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of the debt security of that series and continuance of such default for a period of 60 days;

•	default in the performance, or breach, of any covenant or warranty of Baker Hughes set forth in the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to Baker Hughes by the trustee or to Baker Hughes and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

•	a court of competent jurisdiction enters an order or decree under any applicable federal or state bankruptcy law that (i) is for relief against Baker Hughes in an involuntary case, (ii) appoints a custodian of Baker Hughes or for all or substantially all of its property, or (iii) orders the liquidation of Baker Hughes; and the order or decree remains unstayed and in effect for 90 consecutive days;

•	Baker Hughes, pursuant to or within the meaning of federal or state bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors; or

•	any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture.
     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.
     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of not less than 25% in principal amount of all outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If this happens, subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of that series can rescind and annul the declaration.
     If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
     Debt instruments governing our outstanding debt may contain so-called “cross-acceleration” events of default, and the absence of such an event of default in the indenture could disadvantage holders of the debt securities by preventing the trustee from pursuing remedies under the indenture at a time when our other creditors may be exercising remedies under these other indentures.
     Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:
•	the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

•	the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.
     You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.
     Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.
Modifications and Waivers
     Subject to certain exceptions, the indenture or the debt securities issued thereunder may be supplemented with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by such supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).
     Without the consent of each holder of the outstanding debt securities affected, a supplement or waiver may not, among other things:
•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the indenture, or permit Baker Hughes to redeem any debt security if, absent such supplemental indenture, Baker Hughes would not be permitted to do so, or change any place of payment where, or the coin or currency in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

•	if any debt security provides that the holder may require Baker Hughes to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein;

•	reduce the percentage in principal amount of the outstanding debt securities of any one or more series (considered separately or together as one class, as applicable), the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

•	change any of the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the trustee” and concomitant changes in this section of the indenture, or the deletion of this proviso in the indenture, in accordance with the requirements of the indenture.

     Notwithstanding the foregoing, without the consent of any holder of debt securities, Baker Hughes and the trustee may supplement the indenture or the debt securities issued thereunder to:
•	evidence the succession of another person or entity to Baker Hughes and the assumption by any such successor of the covenants of Baker Hughes therein and, to the extent applicable, to the debt securities;

•	add to the covenants of Baker Hughes for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power therein conferred upon Baker Hughes;

•	add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of debt securities, stating that such additional events of default are expressly being included solely for the benefit of such series);

•	add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of debt securities in uncertificated form;

•	add to, change or eliminate any of the provisions of the indenture; provided that any such addition, change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•	secure the debt securities of any series;

•	establish the form or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture;

•	add to or change any of the provisions of the indenture with respect to any debt securities that by their terms may be converted into securities or other property other than debt securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such debt securities; or

•	cure any ambiguity or to correct or supplement any provision therein that may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising under the indenture, provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect.
     The consent of the holders is not necessary under the indenture to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed supplement.
     Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding.
     In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
     We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Legal Defeasance and Covenant Defeasance
     The indenture provides that Baker Hughes may, at its option and at any time, elect to have all of its obligations discharged with respect to the debt securities outstanding thereunder (“legal defeasance”), except for:
•	the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities when such payments are due from the trust referred to below;

•	Baker Hughes’ obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the legal defeasance and covenant defeasance (as defined below) provisions of the indenture.
     In addition, Baker Hughes may, at its option and at any time, elect to have the obligations of Baker Hughes released with respect to certain provisions of the indenture, including certain provisions set forth in any supplemental indenture thereto (such release and termination being referred to as “covenant defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a default or event of default.
               In order to exercise either legal defeasance or covenant defeasance:
•	Baker Hughes must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, money, non-callable U.S. government securities, or a combination of money and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding debt securities on the stated maturities;

•	in the case of legal defeasance, Baker Hughes must deliver to the trustee an opinion of counsel stating that (a) Baker Hughes has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge were not to occur;

•	in the case of covenant defeasance, Baker Hughes must deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

•	Baker Hughes must deliver to the trustee an officers’ certificate to the effect that the debt securities, if then listed on any securities exchange, will not be delisted as a result of such deposit;

•	no event which is, or after notice or lapse of time or both would become an event of default with respect to the outstanding securities (other than such an event or event of default resulting from the borrowing of funds to be applied to such deposit) has occurred and is continuing at the time of such deposit;

•	such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Baker Hughes is a party or by which Baker Hughes is bound;

•	Baker Hughes must deliver to the trustee an officers’ certificate stating that the deposit was not made by Baker Hughes with the intent of preferring the holders of debt securities over the other creditors of Baker Hughes with the intent of defeating, hindering, delaying or defrauding creditors of Baker Hughes; and

•	Baker Hughes must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
Satisfaction and Discharge
     We may discharge all our obligations under the indenture with respect debt securities of any series, other than our obligations to register the transfer of and exchange debt securities of that series, provided that:
•	either (a) we deliver all outstanding debt securities of that series to the trustee for cancellation; or (b) all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this subsection (b) of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date;

•	we have paid all other sums then due and payable under the indenture by Baker Hughes; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.
No Personal Liability of Directors, Officers, Employees and Stockholders
     No director, officer, employee or stockholder of Baker Hughes, as such, shall have any liability for any obligations of Baker Hughes under the debt securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, upon Baker Hughes’ issuance of the debt securities and execution of the indenture, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Denominations
     Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.
Paying Agent and Registrar
     The trustee will initially act as paying agent and registrar for the debt securities. Baker Hughes may change the paying agent or registrar without prior notice to the holders of the debt securities, and Baker Hughes may act as paying agent or registrar.
Transfer and Exchange
     If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.
     A holder may transfer or exchange non-global debt securities in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and Baker Hughes may require a holder to pay any taxes and fees required by law or permitted by the indenture. Baker Hughes is not required to transfer or exchange any debt security selected for redemption. In addition, Baker Hughes is not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.
Payments
     We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
     We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

     We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.
     Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
     Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
Global Securities
     We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:
•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.
     We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.
     When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.
     As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:
•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture.
     Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of the despositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.
     Payments of principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.
     We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.
     We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.
     If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations. The foregoing is subject to any limitations described in the applicable prospectus supplement.
Governing Law
     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Notices
     Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
     Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Information Concerning the Trustee
     The Bank of New York Trust Company, N.A. will be the trustee under the indenture. A successor trustee may be appointed in accordance with the terms of the indenture.

     The trustee under the indenture has two main roles:
•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf.

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.
     The indenture and the provisions of the Trust Indenture Act incorporated by reference therein, contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.
     The prospectus supplement for your debt security will describe any material relationships we may have with the trustee.
DESCRIPTION OF CAPITAL STOCK
     Pursuant to our Restated Certificate of Incorporation, we have the authority to issue an aggregate of 765,000,000 shares of capital stock, consisting of 750,000,000 shares of common stock, par value $1.00 per share, and 15,000,000 shares of preferred stock, par value $1.00 per share, issuable in series. As of August 28, 2007, we had 318,019,253 shares of common stock outstanding and no shares of preferred stock outstanding.
     Selected provisions of our organizational documents are summarized below; however, you should read the organizational documents for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.
Common Stock
     Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that the holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.
     Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.
     If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.
     All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.
     The common stock is listed on the New York Stock Exchange and the SWX Swiss Exchange and trades under the symbol “BHI.”
Preferred Stock
     Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.
     We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you.

     The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.
     Any shares of preferred stock we issue will be fully paid and nonassessable.
Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions
     Our Restated Certificate of Incorporation, bylaws and the Delaware General Corporation Law, or “DGCL” contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.
     Delaware law. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:
•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock outstanding, at any time within three years immediately before the relevant date; and

•	an affiliate or associate of the persons described in the foregoing bullet points.
     However, the above provisions of Section 203 do not apply if:
•	our board approves the transaction that made the stockholder an interested stockholder before the date of that transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•	on or subsequent to the date of the transaction, the business combinations approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
     Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

     Stockholder Proposals and Director Nominations. Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our by-laws.
     To nominate directors, stockholders must submit a written notice between 120 and 150 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and the written consent of the nominee to serve as a director. Our board of directors may require the nominee to furnish the same information as is required in the stockholders’ notice that pertains to the nominee.
     Stockholder proposals must be submitted not less than 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.
     In each case, if we did not hold an annual meeting in the previous year or if we have changed the date of the annual meeting by more than 30 days from the date contemplated in the previous year’s proxy statement, stockholders must submit the notice not later than 10 days after the day we mail notice of or otherwise make public the new date of the annual meeting.
     Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.
     Other Provisions. Our Restated Certificate of Incorporation also provides that:
•	stockholders may act only at an annual or special meeting and not by written consent; and

•	special meetings of stockholders can be called only by our board of directors.
Limitation of Liability; Indemnification
     Our Restated Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and

•	for any transaction from which the director derives an improper personal benefit.
     These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.
     Our bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.
Stock Exchange
     Our common stock is listed on the New York Stock Exchange under the symbol “BHI.”
Transfer Agent and Registrar
     The Transfer Agent and Registrar for our common stock is Mellon Investor Services LLC, 480 Washington Boulevard, Jersey City, New Jersey 07310. Its phone number is (888) 216-8057.

DESCRIPTION OF WARRANTS
     We may issue warrants to purchase debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
     We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.
     The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.
     Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement.
Exercise of Warrants
     Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.
     Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.
     Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.
Modifications
     We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

     We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:
•	shorten the period of time during which the warrants may be exercised; or

•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.
Enforceability of Rights
     The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.
PLAN OF DISTRIBUTION
     We may sell the securities described in this prospectus from time to time in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:
•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale Through Underwriters or Dealers
     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
     The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.
     In compliance with the guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by William D. Marsh, our Assistant Secretary and Deputy General Counsel, and Akin Gump Strauss Hauer & Feld LLP, our outside counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
     As of August 28, 2007, William D. Marsh owned 7,611 shares of common stock (including presently exercisable options that are or will become exercisable in the next 60 days) and an additional 5,249 options to purchase shares of common stock.
EXPERTS
     The consolidated financial statements, the related financial statement schedule II, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Baker Hughes Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated February 21, 2007, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth expenses to be paid by the registrant in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee		$61,400

Legal fees and expenses		*

Accounting fees and expenses		*

Trustee fees and expenses		*

Printing expenses		*

Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Company’s Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the Company’s stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company’s Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder’s only remedy is to enjoin the completion of the Board of Directors’ action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. Under the Company’s Restated Certificate of Incorporation, liability for monetary damages remains for (a) any breach of the duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of an improper dividend or improper repurchase of the Company’s stock under Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation further provides that in the event the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company’s directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.
     Under Article III of the Company’s Bylaws as currently in effect and an indemnification agreement with the Company’s officers and directors (the “Indemnification Agreement”), each person who is or was a director or officer of the Company or a subsidiary of the Company, or who serves or served any other enterprise or organization at the request of the Company or a subsidiary of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.
     Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

     Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (a) expenses, including attorneys’ fees, and (b) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.
     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such a suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that if such person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.
     The Indemnification Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of the Company’s Bylaws. The Indemnification Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims.
     The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnification Agreement), but Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. No Delaware case directly answers the question whether Delaware’s public policy would support this aspect of the Indemnification Agreement under the authority of Section 145(f), or would cause its invalidation because it does not conform to the distinctions contained in Sections 145(a) and 145(b).
     Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors’ and officers’ liability insurance policy.

ITEM 16. EXHIBITS

Exhibit
Number	Description

1.1**	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Quarterly Report of Baker Hughes Incorporated on Form 10-Q for the quarter ended June 30, 2007).

3.2	Bylaws of Baker Hughes Incorporated restated as of April 26, 2007 (incorporated by reference to Exhibit 3.2 to Quarterly Report of Baker Hughes Incorporated on Form 10-Q for the quarter ended March 31, 2007).

3.3**	Certificate of Designation of Preferred Stock.

4.1*	Form of Indenture.

4.2**	Form of Debt Security.

4.3	Specimen Common Stock Certificate of Baker Hughes Incorporated (incorporated by reference to Exhibit 3 to Form 8-A/A filed August 24, 2007).

4.4**	Form of Preferred Stock Certificate.

4.5**	Form of Warrant Agreement (including form of Warrant Certificate).

5.1*	Opinion of William D. Marsh regarding the debt securities, the common stock, the preferred stock and the warrants.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of William D. Marsh (included in Exhibit 5.1).

23.2*	Consent of Akin Gump Strauss Hauer & Feld LLP.

23.3*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Baker Hughes’ Indenture.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.
ITEM 17. UNDERTAKINGS
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 5, 2007.

BAKER HUGHES INCORPORATED
By:	/s/ CHAD C. DEATON
Chad C. Deaton
Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints| Chad C. Deaton and Peter A. Ragauss, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any or all amendments to this registration statement, including post-effective amendments to this Registration Statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on September 5, 2007.

Signature	Title
/s/ CHAD C. DEATON	Chairman of the Board and Chief Executive Officer (principal executive officer)
(Chad C. Deaton)

/s/ PETER A. RAGAUSS	Senior Vice President and Chief Financial Officer (principal financial officer)
(Peter A. Ragauss)

/s/ ALAN J. KEIFER	Vice President and Controller (principal accounting officer)
(Alan J. Keifer)

/s/ LARRY D. BRADY	Director
(Larry D. Brady)

/s/ CLARENCE P. CAZALOT, JR.	Director
(Clarence P. Cazalot, Jr.)

/s/ EDWARD P. DJEREJIAN	Director
(Edward P. Djerejian)

/s/ ANTHONY G. FERNANDES	Director
(Anthony G. Fernandes)

/s/ CLAIRE W. GARGALLI	Director
(Claire W. Gargalli)

/s/ PIERRE H. JUNGELS	Director
(Pierre H. Jungels)

/s/ JAMES A. LASH	Director
(James A. Lash)

Signature	Title
/s/ JAMES F. McCALL	Director
(James F. McCall)

/s/ J. LARRY NICHOLS	Director
(J. Larry Nichols)

/s/ H. JOHN RILEY, JR.	Director
(H. John Riley, Jr.)

/s/ CHARLES L. WATSON	Director
(Charles L. Watson)

Exhibit Index

Exhibit
Number	Description

1.1**	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Quarterly Report of Baker Hughes Incorporated on Form 10-Q for the quarter ended June 30, 2007).

3.2	Bylaws of Baker Hughes Incorporated restated as of April 26, 2007 (incorporated by reference to Exhibit 3.2 to Quarterly Report of Baker Hughes Incorporated on Form 10-Q for the quarter ended March 31, 2007).

3.3**	Certificate of Designation of Preferred Stock.

4.1*	Form of Indenture.

4.2**	Form of Debt Security.

4.3	Specimen Common Stock Certificate of Baker Hughes Incorporated (incorporated by reference to Exhibit 3 to Form 8-A/A filed August 24, 2007).

4.4**	Form of Preferred Stock Certificate.

4.5**	Form of Warrant Agreement (including form of Warrant Certificate).

5.1*	Opinion of William D. Marsh regarding the debt securities, the common stock, the preferred stock and the warrants.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of William D. Marsh (included in Exhibit 5.1).

23.2*	Consent of Akin Gump Strauss Hauer & Feld LLP.

23.3*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Baker Hughes’ Indenture.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.